UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

As previously disclosed in its public filings, DISH Network Corporation (“DISH”), through its wholly-owned subsidiaries, made non-controlling investments in the respective parent companies of Northstar Wireless, LLC (“Northstar Wireless”) and SNR Wireless LicenseCo, LLC (“SNR Wireless”). Northstar Wireless and SNR Wireless have each filed applications with the Federal Communications Commission (the “FCC”) to acquire certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) that were made available in the auction designated by the FCC as Auction 97 for which each was named as a winning bidder and made the required payments.

On July 22, 2015, DISH, Northstar Wireless, SNR Wireless and certain other parties attended a meeting with staff of the Wireless Telecommunications Bureau of the FCC to discuss a draft order that has been circulated by the Chairman’s office for approval by the other Commissioners relating to Northstar Wireless’ and SNR Wireless’ respective pending applications for the AWS-3 Licenses.  At the meeting, DISH was informed that the draft order, if approved, would find that: (i) DISH has a controlling interest in Northstar Wireless and SNR Wireless, therefore DISH’s revenues should be attributed to them, which in turn makes Northstar Wireless and SNR Wireless ineligible to receive the 25% bidding credits (approximately $1.9 billion for Northstar Wireless and $1.4 billion for SNR Wireless) for which each had applied to receive as designated entities under applicable FCC rules; (ii) Northstar Wireless and SNR Wireless are qualified to hold the AWS-3 Licenses; (iii) the FCC will not designate the matter for a hearing, or refer the matter to the FCC enforcement bureau or the Department of Justice; and (iv) all other relief sought by the parties that filed Petitions to Deny will be denied.  The draft order remains subject to change, and must be approved by a majority of the Commissioners to become effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: July 22, 2015	By:	/s/R. Stanton Dodge
R. Stanton Dodge Executive Vice President, General Counsel and Secretary